Exhibit 99.1

JAKKS Pacific Reports Second Quarter 2021 Financial Results

Highest First-Half Sales since 2018; Sixth Straight Quarter of Year-over-Year Gross Margin Expansion

SANTA MONICA, Calif.--(BUSINESS WIRE)--July 28, 2021--JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the second quarter ended June 30, 2021.

Second Quarter 2021 Overview:

  Net sales were $112.4 million, up 43% compared to $78.8 million last year, and up 18% compared to $95.2 million in 2019
  Gross margin of 28.4%, up 710 basis points vs. Q2 2020
  Highest Q2 gross margin percentage since 2016
  Refinanced long-term debt to 2027 maturity, lower leverage and a 300-basis point improvement in borrowing cost
  Accelerated maturity of convertible debt to September 2021, $2.9 million currently outstanding as of July 27, 2021
  Net loss attributable to common stockholders of $15.4 million or $2.48 per share, compared to a net loss attributable to common stockholders of $23.6 million or $7.70 per share in Q2 2020
  Adjusted net loss attributable to common stockholders (a non-GAAP measure) of $2.3 million or $0.38 per share, compared to an adjusted net loss attributable to common stockholders of $13.4 million or $4.38 per share in Q2 2020
  Adjusted EBITDA (a non-GAAP measure) was $5.0 million, compared to negative $4.6 million in the second quarter of 2020
  Trailing twelve month adjusted EBITDA of $49.1 million (8.7% of net sales) up 69% from $29.0 million (5.0% of net sales) in the trailing twelve months ended June 2020

Management Commentary

“I couldn’t be prouder of our organization’s execution in the past quarter,” said Stephen Berman, CEO of JAKKS Pacific. “It has been well publicized within our industry and others the challenges being faced with the supply-chain and logistics, stretching from Asia to the U.S. and Europe. Nonetheless, our teams worked together across offices to deliver product to our customers as well as build up our domestic inventory in preparation for the second half of the year. The focus of the organization as it continues to navigate the pandemic is extremely gratifying and a testament to our agility as a hands-on, customer-focused company.

"From a sales perspective, we saw excellent results across our Toys/Consumer Products and our Costumes businesses, both in North America and Internationally. Strong consumer demand continues to fuel our Toy business and we anticipate strong results from several programs we are initiating for this Holiday season with our largest customers. In addition, we are on track for what we anticipate will be a great Halloween season with a wide range of new introductions including Jurassic World®, Minions®, Ghostbusters® and The Paw Patrol Movie™.”

Second Quarter 2021 Results

Net sales for the second quarter of 2021 were $112.4 million, up 43% versus $78.8 million last year. The Toys/Consumer Products segment sales were up 45% globally and sales of Disguise costumes were up 37% compared to last year.

Year-to-date Toys/Consumer Products sales were up 36% compared to 2020 and 28% compared to 2019. Year-to-date the Costumes segment was up 31% compared to 2020 and down 13% compared to 2019 which featured a more robust entertainment slate.

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $38.3 million as of June 30, 2021 compared to $52.7 million as of June 30, 2020, and $92.7 million as of December 31, 2020.

Debt Refinancing

During the quarter, the Company refinanced its long-term debt due in 2023 into a new term loan maturing in 2027. The Company used a portion of its cash to lower its level of long-term debt, in addition to lowering its interest rate from 10.5% to 7.5% as part of the transaction. The payoff of the previous term loan accelerated the maturity of the Company’s unsecured senior convertible notes, such that they now mature in September 2021. As of July 27, 2021, $2.9 million in notes remain, the balance having been converted into common stock. Also as of July 27, 2021, the Company has 9.4 million common shares outstanding.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its second quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 20 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through August 4, 2021 ending at 8:00 p.m. Eastern Time/5:00 p.m. Pacific Time. The playback can be accessed by calling (855) 859-2056 or (404) 537-3406 for international callers, with passcode “6568680” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: Creepy Crawlers®, Eyeclops®, Fly Wheel®, Kitten Catfe™, Perfectly Cute®, ReDo Skateboard Co.®, WeeeDo™, Xtreme Power®, Disguise®, Maui®, Moose Mountain®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi®, a New Generation of Clean Beauty®. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	June 30,		December 31,
	2021	2020	2020
ASSETS

Current assets:
Cash and cash equivalents	$37,511	$48,133	$87,953
Restricted cash	830	4,555	4,740
Accounts receivable, net	107,898	69,003	102,254
Inventory	60,580	57,681	38,642
Prepaid expenses and other assets	32,495	28,448	17,239
Total current assets	239,314	207,820	250,828

Property and equipment	118,804	112,977	114,045
Less accumulated depreciation and amortization	104,147	95,998	100,534
Property and equipment, net	14,657	16,979	13,511

Operating lease right-of-use assets, net	20,688	27,644	24,393
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	5,389	12,894	5,554
Total assets	$315,131	$300,420	$329,369

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$106,382	$78,295	$79,799
Reserve for sales returns and allowances	42,282	32,312	42,108
Income taxes payable	703	502	484
Short term operating lease liabilities	10,481	9,632	9,925
Short term debt, net	33,596	1,772	5,950
Total current liabilities	193,444	122,513	138,266

Long term operating lease liabilities	12,276	20,743	16,883
Debt, non-current portion, net	95,735	174,164	150,410
Other liabilities	16,976	3,333	8,062
Income taxes payable	215	1,491	947
Deferred tax liability, net	123	226	123
Total liabilities	318,769	322,470	314,691

Preferred stock	2,397	1,102	1,740

Stockholders' equity (deficit):
Common stock, $.001 par value	7	5	6
Additional paid-in capital	241,405	210,152	221,590
Accumulated deficit	(236,593)	(218,463)	(197,423)
Accumulated other comprehensive loss	(12,124)	(15,975)	(12,446)
Total JAKKS Pacific, Inc. stockholders' equity (deficit)	(7,305)	(24,281)	11,727
Non-controlling interests	1,270	1,129	1,211
Total stockholders' equity (deficit)	(6,035)	(23,152)	12,938
Total liabilities, preferred stock and stockholders' equity (deficit)	$315,131	$300,420	$329,369

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$112,352	$78,758	$196,195	$145,315
Less cost of sales
Cost of goods	61,489	46,309	105,538	84,013
Royalty expense	16,784	13,885	29,295	25,360
Amortization of tools and molds	2,182	1,794	3,371	2,822
Cost of sales	80,455	61,988	138,204	112,195
Gross profit	31,897	16,770	57,991	33,120
Direct selling expenses	6,286	3,908	13,088	12,410
General and administrative expenses	23,193	19,971	44,604	42,951
Depreciation and amortization	597	785	1,201	1,639
Restructuring charge	-	1,631	-	1,631
Pandemic related charges	-	221	-	221
Income (loss) from operations	1,821	(9,746)	(902)	(25,732)
Other income (expense):
Income from joint ventures	-	-	-	2
Other income (expense), net	72	16	127	54
Change in fair value of convertible senior notes	(3,797)	(7,727)	(12,844)	(52)
Change in fair value of preferred stock derivative liability	(1,539)	1	(8,914)	2,083
Loss on debt extinguishment	(7,351)	-	(7,351)	-
Interest income	4	3	6	17
Interest expense	(4,370)	(5,543)	(9,245)	(11,090)
Loss before provision for (benefit from) income taxes	(15,160)	(22,996)	(39,123)	(34,718)
Provision for (benefit from) income taxes	(100)	272	(12)	548
Net loss	(15,060)	(23,268)	(39,111)	(35,266)
Net income attributable to non-controlling interests	24	8	59	48
Net loss attributable to JAKKS Pacific, Inc.	$(15,084)	$(23,276)	$(39,170)	$(35,314)
Net loss attributable to common stockholders	$(15,415)	$(23,588)	$(39,827)	$(35,933)
Loss per share - basic and diluted	$(2.48)	$(7.70)	$(6.86)	$(11.81)
Shares used in loss per share - basic and diluted	6,220	3,064	5,802	3,043

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(In thousands, except per share data)		(In thousands, except per share data)
EBITDA and Adjusted EBITDA
Net loss	$(15,060)	$(23,268)	$(39,111)	$(35,266)
Interest expense	4,370	5,543	9,245	11,090
Interest income	(4)	(3)	(6)	(17)
Provision for (benefit from) income taxes	(100)	272	(12)	548
Depreciation and amortization	2,779	2,579	4,572	4,461
EBITDA	(8,015)	(14,877)	(25,312)	(19,184)
Adjustments:
Income from joint ventures	-	-	-	(2)
Other income (expense), net	(72)	(16)	(127)	(54)
Restricted stock compensation expense	383	714	765	966
Change in fair value of convertible senior notes	3,797	7,727	12,844	52
Change in fair value of preferred stock derivative liability	1,539	(1)	8,914	(2,083)
Employee retention credit	-	-	(1,900)	-
Loss on debt extinguishment	7,351	-	7,351	-
Restructuring charge	-	1,631	-	1,631
Pandemic related charges	-	221	-	221
Adjusted EBITDA	$4,983	$(4,601)	$2,535	$(18,453)

Adjusted net income (loss) attributable to common stockholders
Net loss attributable to common stockholders	$(15,415)	$(23,588)	$(39,827)	$(35,933)
Restricted stock compensation expense	383	714	765	966
Change in fair value of convertible senior notes	3,797	7,727	12,844	52
Change in fair value of preferred stock derivative liability	1,539	(1)	8,914	(2,083)
Employee retention credit	-	-	(1,900)	-
Loss on debt extinguishment	7,351	-	7,351	-
Restructuring charge	-	1,631	-	1,631
Pandemic related charges	-	221	-	221
Tax impact of additional charges	-	(117)	-	(117)
Adjusted net loss attributable to common stockholders	$(2,345)	$(13,413)	$(11,853)	$(35,263)
Adjusted loss per share - basic and diluted	$(0.38)	$(4.38)	$(2.04)	$(11.59)
Shares used in adjusted loss per share - basic and diluted	6,220	3,064	5,802	3,043

Contacts

Gateway Group
Alex Thompson
(949) 574-3860
alex@gatewayir.com

JAKKS Pacific
Jared Wolfson
(424) 268-9330
jwolfson@jakks.net